EXHIBIT 10.1

AMENDMENT TO CONTINUING GUARANTY

This Amendment is attached to and made a part of that certain Continuing Guaranty dated September 20, 2005 (the “Guaranty”) executed by Rush Enterprises, Inc. (the “Guarantor”) and guarantying the obligations of Rush Truck Centers of Alabama, Inc.; Rush Truck Centers of Arizona, Inc.; Rush Truck Centers of California, Inc.; Rush Truck Centers of Colorado, Inc.; Rush Truck Centers of Florida, Inc.; Rush Truck Centers of New Mexico, Inc.; Rush Truck Centers of Oklahoma, Inc.; Rush Truck Centers of Tennessee, Inc. and Rush Truck Centers of Texas, LP to General Electric Capital corporation (“GE Capital”).

For good and valuable consideration, the receipt of which is hereby acknowledged, GE Capital and Guarantor agree that first sentence of the Guaranty is hereby deleted and the following inserted in lieu thereof effective as of January 3, 2006:

“For Valuable Consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, for themselves, their successors and assigns (“Guarantor”) jointly and severally and in solido, hereby unconditionally guarantee to General Electric Capital Corporation and its successors, endorsees and assigns, (collectively called “GE Capital”) that each of Rush Truck Centers of Alabama, Inc.; Rush Truck Centers of Arizona, Inc.; Rush Truck Centers of California, Inc.; Rush Truck Centers of Colorado, Inc.; Rush Truck Centers of Florida, Inc.; Rush Truck Centers of New Mexico, Inc.; Rush Truck Centers of Oklahoma, Inc.; Rush Truck Centers of Tennessee, Inc. and Rush Truck Centers of Texas, LP (individually and collectively the “Company”); shall promptly and fully pay all of its present and future liabilities, obligations and indebtedness to GE Capital, matured or unmatured, which represent advances to the Company by GE Capital pursuant to that certain Wholesale Security Agreement dated as of September 20, 2005, between GE Capital and the Company (as now or hereafter amended), as well as all interest which accrues thereon and all reasonable costs of collection of the same in the event of a default by the Company in the payment of such advances and/or accrued interest (all of which liabilities, obligations and indebtedness are herein individually and collectively called the “Indebtedness” ), not to exceed the total principal sum of Four Hundred and Fifty Million Dollars ($450,000,000.00) in principal outstanding at any given point in time, plus all unpaid interest, which has or thereafter accrues thereon, plus all reasonable costs incurred by GE Capital in the enforcement of its rights and remedies or the collection of such principal and accrued interest.”

Except as expressly modified hereby, the Guaranty shall remain in full force and effect.

Dated:	March 6, 2006

RUSH ENTERPRISES, INC.

By:	/s/ W.M. “Rusty” Rush
W.M. “Rusty” Rush
Title: President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Daniel Clark
Daniel Clark
Title:	General Manager